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                                                                      EXHIBIT 13

                      NEEDHAM INVESTMENT MANAGEMENT L.L.C.
                                445 Park Avenue
                            New York, New York 10022


                                            December   , 1995

The Needham Funds, Inc.
445 Park Avenue
New York, New York  10022

Gentlemen:

         Please be advised that 10,000 shares (the "Shares") of Common Stock, $.001 par value, of The Needham Funds, Inc., a Maryland corporation, were purchased on or before this date by me for investment purposes only, and not for the purpose of, or as part of any plan for the distribution or resale of the Shares. I further confirm that I have no present intention of reselling or otherwise disposing of or distributing all or any portion of the Shares, and will only sell the Shares pursuant to a registration statement under the Securities Act of 1933, as amended, or an applicable exemption therefrom.

                                            NEEDHAM INVESTMENT
                                             MANAGEMENT L.L.C.



                                            ------------------------------------
                                            Howard S. Schachter
                                            Executive Vice President